UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2014

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens Street, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On March 14, 2014, TearLab Corporation (the “Company”) through its wholly-owned subsidiary, OccuLogix LLC, (the “Sub”) entered into an asset purchase agreement (the “Purchase Agreement”) with AOAExcel, Inc. (“AOA”) and, in connection with the Purchase Agreement, consummated the purchase from AOA of assets specifically related to AOA’s cloud-based, single sign-on portal technology used to secure connectivity between doctors, patients, institutions and payers (the “OcuHub Business”) (the “Transaction”).

Pursuant to the Purchase Agreement, as consideration for such purchase by the Sub from AOA: (a) the Sub paid AOA $1,400,000 in cash at the closing, and (b) each of the Company and the Sub will be obligated to offer a fifteen percent (15%) discount off of the lowest price offered by the Sub to the general population with respect to the OcuHub Platform, OcuHub Direct and OcuHub Image products and services for a period of ten (10) years following the date on which OcuHub Services are first offered to members of the American Optometric Association.

The Purchase Agreement also includes customary representations, warranties, covenants and indemnification obligations of the parties agreed to by each of the Company and the Sub in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02.      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain

                        Officers.

In connection with the Transaction, the Company entered into an offer letter with Barry Barresi, pursuant to which Dr. Barresi will become the Chief Executive Officer of the Sub (the “Offer Letter”).

On February 28, 2014 , the Company entered into the Offer Letter with Dr. Barresi pursuant to which Dr. Barresi will earn an annual base salary of $250,000. Upon the closing of the Transaction, Dr. Barresi earned a bonus of $35,000 which is due within ten (10) business days after the commencement of his employment with the Company. He is eligible to receive 25% of his salary as an annual bonus which will be prorated from his date of hire during the first year of employment based on the number of calendar days Dr. Barresi is employed.  This bonus plan or arrangement has been established by the Company’s Board of Directors in its sole discretion.  In no event will any bonus be payable to Dr. Barresi later than March 15 of the calendar year following the calendar year in which the bonus is earned. The Company will also cover relocation costs up to $15,000.

Dr. Barresi previously served as the Executive Director of American Optometric Association from June 2008 to February 2014. Prior to that, Dr. Barresi previously held various executive positions at the New England Eye Institute Inc., State University of New York and Partner Provider Health Inc.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01.     Other Events.

The Company issued a release on March 14, 2014 announcing the transactions contemplated by the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of March 14, 2014, by and among AOAExcel, Inc., OccuLogix LLC and TearLab Corporation.
10.2	Offer letter, dated February 28, 2014 by and between Barry Barresi and TearLab Corporation.
99.1	Press Release of TearLab Corporation dated March 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date: March 17, 2014

INDEX

Exhibit No.	Description of Exhibit

10.1	Asset Purchase Agreement, dated as of March 14, 2014, by and among AOAExcel, Inc., OccuLogix LLC and TearLab Corporation.
10.2	Offer letter, dated February 28, 2014 by and between Barry Barresi and TearLab Corporation.
99.1	Press Release of TearLab Corporation, March 14, 2014.